UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 8, 2018

Date of Report (Date of earliest event reported)

BIOLASE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36385	87-0442441
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4 Cromwell

Irvine, California 92618

(Address of principal executive offices) (Zip Code)

(949) 361-1200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2018, the Board of Directors (the “Board”) of Biolase, Inc. (the “Company”) elected Elaine C. Wagner to the Board. In connection with her election to the Board, Dr. Wagner was appointed to serve as a member of the Compensation Committee of the Board and the Nominating and Corporate Governance Committee of the Board.

Elaine Wagner is a retired United States Navy Rear Admiral with 33 of service. She was most recently the Director of Readiness and Health at the Navy Bureau of Medicine and Surgery in Falls Church, Virginia, where she served from 2014 to 2017. From 2011 to 2014, she served as the commander of Navy Medicine East and Naval Medical Center Portsmouth, and previously served as Commanding Officer of the Navy Expeditionary Medical Center in Kuwait, the Naval Health Clinic New England, and the Naval Hospital Beaufort, South Carolina, following tours of duty in Washington, D.C., the Philippines, Japan, and San Diego.

Dr. Wagner has a Bachelor of Arts from Butler University and a Doctor of Dental Surgery from Indiana School of Dentistry.

There are no understandings or arrangements between Dr. Wagner or any other person and the Company or any of its subsidiaries pursuant to which Dr. Wagner was selected to serve as a director of the Company. There are no family relationships between Dr. Wagner and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer, and there are no transactions between Dr. Wagner or any of her immediate family members and the Company or any of its subsidiaries.

Pursuant to the terms of the Company’s 2018 Long-Term Incentive Plan, upon her election to the Board and her appointment to the Compensation Committee and Nominating and Corporate Governance Committees of the Board, Dr. Wagner received an automatic award of 44,374 stock-settled restricted stock units, which fully vest on May 9, 2019. Upon vesting, each unit shall be settled with one share of Company Common Stock.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 8, 2018, the Board approved an amendment to the Company’s bylaws, effective immediately upon approval by the Board. The amendment is reflected in the Seventh Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws effect a change to Section 3.2 of the bylaws and increases the fixed maximum number of directors which shall constitute the Board to seven.

The above description of the change effected by the Amended and Restated Bylaws is qualified in its entirety by the full text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On October 9, 2018, the Company issued a press release announcing the election of Dr. Wagner to the Board, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Seventh Amended and Restated Bylaws of the Company, adopted October 8, 2018.

99.1	Press Release of Biolase, Inc., dated October 9, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLASE, INC.

Date: October 9, 2018	By:	/s/ Todd Norbe
Todd Norbe
President and Chief Executive Officer

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